EXHIBIT 10.2


                      CONTRIBUTION AND ASSUMPTION AGREEMENT

     This CONTRIBUTION AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of July 25, 2005 (the "Effective Date"), by and among ZANN CORP., a Nevada corporation ("Zann"), and Robert Simpson, an individual ("Simpson").

     WHEREAS, pursuant to that certain Capital Stock Purchase Agreement between Simpson or Zann as his nominee and several significant stockholders of Sartam Industries, Inc., a Florida corporation ("Sartam"), dated June 27, 2005, Simpson purchased 1,795,250 shares of the issued and outstanding common stock, par value $0.01 per share, of Sartam (the "Sartam Common Stock") and 164,601 shares of the issued and outstanding convertible preferred stock, second series, par value $1.00 per share, of Sartam, (the "Sartam Preferred Stock") for a total purchase price of $4,400,000; and

     WHEREAS, in connection with the stock purchase transaction, Zann has agreed to assume all liabilities of Simpson arising from that certain Capital Stock Purchase Agreement between Simpson or Zann, as his nominee and stockholders of Sartam, dated June 27, 2005, that certain Promissory Note between Simpson and stockholders of Sartam, dated June 27, 2005; that certain Stock Pledge Agreement between Simpson or Zann, as his nominee, and stockholders of Sartam, dated June 27, 2005, and that certain Escrow Agreement between Simpson or Zann, as his nominee, Burgess, Harrell, Mancuso, Olson & Colton P.A. as the Escrow Agent and stockholders of Sartam, dated June 27, 2005; and

     WHEREAS, the selling stockholders of Sartam have previously agreed to such assignment; and

     WHEREAS, such assignment by Simpson to Zann and the assumption of liability by Zann is expressly permitted by Section 20 of the Capital Stock Purchase Agreement between Simpson or Zann as his nominee and stockholders of Sartam; and

     WHEREAS, Simpson desires to contribute the Sartam Common Stock and the Sartam Preferred Stock to Zann as a contribution to Zann's capital; and

     WHEREAS, Zann desires to accept such contribution from Simpson in exchange for the assumption of all liability arising from that certain Capital Stock Purchase Agreement between Simpson or Zann, as his nominee and stockholders of Sartam, dated June 27, 2005, that certain Promissory Note between Simpson and stockholders of Sartam, dated June 27, 2005; that certain Stock Pledge Agreement between Simpson or Zann, as his nominee, and stockholders of Sartam, dated June 27, 2005, and that certain Escrow Agreement between Simpson or Zann, as his nominee, Burgess, Harrell, Mancuso, Olson & Colton P.A. as the Escrow Agent and stockholders of Sartam, dated June 27, 2005;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.     Contribution.  Simpson  hereby contributes to Zann the Sartam Common
            ------------
Stock and the Sartam Preferred Stock, owned by Simpson.

     2.     Assumption.  Zann  hereby  assumes  any and all liabilities from any
            ----------
and all claims of any kind or nature whatsoever arising from that certain Capital Stock Purchase Agreement between Simpson or Zann, as his nominee and stockholders of Sartam, dated June 27, 2005, that certain Promissory Note between Simpson and stockholders of Sartam, dated June 27, 2005; that certain Stock Pledge Agreement between Simpson or Zann, as his nominee, and stockholders of Sartam, dated June 27, 2005, and that certain Escrow Agreement between Simpson or Zann, as his nominee, Burgess, Harrell, Mancuso, Olson & Colton P.A. as the Escrow Agent and stockholders of Sartam, dated June 27, 2005. In addition, Zann hereby promises to reimburse Simpson for the $200,000 cash payment, delivered by Simpson to the stockholders of Sartam upon the closing of the stock purchase tansaction.

     3.     Indemnification.  Zann  hereby  agrees to indemnify, defend and hold
            ---------------
harmless Simpson and his heirs, personal representatives, successors, and assigns of any of the foregoing from and against any expense, cost or liability (including, without limitation, fees and expenses of consultants, expert witnesses, investigators, and attorneys and costs of court) resulting from any and all claims, demands or causes of action, of whatever kind or character, which might be alleged against Simpson with respect to or resulting from that certain Capital Stock Purchase Agreement between Simpson or Zann, as his nominee and stockholders of Sartam, dated June 27, 2005, that certain Promissory Note between Simpson and stockholders of Sartam, dated June 27, 2005; that certain Stock Pledge Agreement between Simpson or Zann, as his nominee, and stockholders of Sartam, dated June 27, 2005, and that certain Escrow Agreement between Simpson or Zann, as his nominee, Burgess, Harrell, Mancuso, Olson & Colton P.A. as the Escrow Agent and stockholders of Sartam, dated June 27, 2005.

     4.     Miscellaneous  Provisions.
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          (a)     Zann's  Representations  and  Warranties.  Zann represents and
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warrants  to  Simpson that Zann has full and lawful authority to enter into this
Agreement and to perform all obligations required to be performed by Zann under this Agreement.

          (b)     Benefit.  All the terms and provisions of this Agreement shall
                  -------
be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          (c)     Amendments.  No  amendment,  modification  or  waiver  of this
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Agreement  shall  be  effective  unless the same is in writing and signed by the person against whom such amendment is sought to be enforced.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

                                        ZANN CORP.



                                        By
                                          --------------------------------------
                                          Robert Simpson, President



                                        ----------------------------------------
                                        ROBERT SIMPSON


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Attachment:
Exhibit A - Stock Power

                                                                       Exhibit A

              Assignment of Stock Separate From Stock Certificate

     The undersigned does hereby assign and transfer to Zann Corp. 1,795,250 shares of the issued and outstanding common stock, par value $0.01 per share, and 164,601 shares of the issued and outstanding convertible preferred stock, second series, par value $1.00 per share of Sartam Industries, Inc., a Florida corporation (the "Company") standing in my name on the books and records of the Company, represented by Certificate Numbers 74, 130, 131, 44, 40, 43, 45, 136, 137, 290, 201, 204, 278, 204, 309, 43, 134, 135, 39, 75, 132 and 133, and
irrevocably appoint the officers of the Company as my attorney-in-fact for the sole purpose of transferring the shares of such stock on the books and records of the Company. Except as otherwise appearing on the face of the certificate, I represent and warrant that I am the sole and lawful owner of the shares of such stock, and that they are all of the shares of such class that I own in the Company. I bind myself, my heirs, and assigns to warrant and defend forever the title to such shares to the transferee, his successors and assigns against any lawful claims.

Dated:  7/25   , 2005
       --------

WITNESS:

/s/  Robert Simpson
-----------------------
Signature

ROBERT SIMPSON
Printed Name


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